UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2014, the Board of Directors of Lockheed Martin Corporation (the “Corporation”) authorized certain amendments to the Lockheed Martin Corporation Supplemental Retirement Plan (the “Supplemental Pension”) to freeze benefits under the Supplemental Pension in two stages beginning on January 1, 2016, as described below. These changes were made in connection with the Corporation’s announcement on July 1, 2014 that it will freeze the Lockheed Martin Corporation Salaried Employee Retirement Program (the “LMRP”) and transition employees to an enhanced defined contribution retirement plan beginning on January 1, 2016, as described in the Corporation’s press release furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Supplemental Pension is a restorative plan and provides benefits in excess of the benefit payable under Internal Revenue Service rules through the LMRP. The calculation of retirement benefits under the LMRP and the Supplemental Pension is determined by a formula that takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment. All of the Corporation’s named executive officers are participants in the LMRP and the Supplemental Pension and were vested as of December 31, 2013.

Pension benefits under the LMRP and the Supplemental Pension will be frozen in two stages as follows:

•	The pay-based component of the formula for the calculation of benefits will be frozen effective January 1, 2016, so that base salary, annual incentive bonuses and other amounts earned for or relating to the period after December 31, 2015 will not be used in determining benefits under the LMRP or the Supplemental Pension; and

•	The service-based component of the formula for the calculation of benefits will be frozen effective January 1, 2020, so that no participant will earn further credited service or other benefit accrual service under the LMRP or the Supplemental Pension with respect to any period after December 31, 2019.

The named executive officers and other salaried participants affected by this change will transition to a new defined contribution plan in two stages, beginning January 1, 2016. The majority of salaried employees (including those covered by the LMRP) are currently eligible for a defined contribution 401(k) plan (the Lockheed Martin Corporation Salaried Savings Plan or “SSP”) which includes a company matching contribution of up to 4% of the employee’s eligible pay (the “Company Matching Contribution”). The named executive officers also participate in the non-qualified Lockheed Martin Corporation Supplemental Savings Plan (“NQSSP”) which is a restorative plan that provides defined contribution benefits in excess of the contributions that may be made under Internal Revenue Service rules to the SSP. Beginning January 1, 2016, the named executive officers and other salaried SSP participants will receive an additional automatic company contribution (the “Automatic Company Contribution”) of 2% of eligible pay. Beginning January 1, 2020, participants currently covered by the LMRP (including the named executive officers) will generally receive an Automatic Company Contribution to the defined contribution plan of 6% of eligible pay (inclusive of the 2% Automatic Company Contribution starting in 2016) plus the Company Matching Contribution of up to 4% of eligible pay, resulting in a total company contribution to the defined contribution plan of up to 10% of eligible pay.

As part of this transition, effective January 1, 2016, the named executive officers and other participants affected by this change will also be eligible to participate in the Lockheed Martin Corporation Non-Qualified Capital Accumulation Plan, a restorative plan which will provide that portion of the Automatic Company Contribution that cannot be provided through the tax-qualified defined contribution plan because of Internal Revenue Code limits or is not provided through the NQSSP.

Conforming amendments similar to those to the Supplemental Pension were also authorized to the Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation and the Lockheed Martin Supplementary Pension Plan for Transferred Employees of GE Operations in which certain executive officers (other than the named executive officers) participate.

Item 7.01	Regulation FD Disclosure

As described above, on July 1, 2014, the Corporation announced changes to its salaried defined benefit pension plan and transition of employees to an enhanced defined contribution retirement plan that will take effect in two stages beginning on January 1, 2016. The Corporation expects these changes will have no impact on second quarter 2014 earnings results. The Corporation also expects that the changes, combined with other assumptions used to re-measure the pension liability in the second quarter, will not have a material impact on 2014 earnings per-share.

Specifically, full year 2014 estimates for Financial Accounting Standards (FAS) pension expense will be updated and communicated when the Corporation reports second quarter results on July 22, 2014. These updates are expected to include the expense reduction associated with the plan changes described above, an increase in expense associated with the incorporation of new longevity (mortality) assumptions, and the impact, if any, of changes in the discount rate or other assumptions used in re-measuring the pension liability in the second quarter. The Corporation’s pension expense for 2014 under U.S. Government Cost Accounting Standards (CAS) is not expected to change.

A copy of the Corporation’s press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Forward-Looking Statements

Statements in this Current Report concerning the anticipated impact of changes to our defined benefit pension plan are based on current assumptions and expectations and are considered forward looking statements under the federal securities laws. Actual results may differ materially due to, among other things, our ability to implement our plans as contemplated, regulatory requirements, the accuracy of our estimates and assumptions including those as to actual returns (or losses) on pension assets, movements in interest rates, mortality rates and other changes that may affect pension plan assumptions. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see our filings with the U.S. Securities and Exchange Commission (SEC) including, our Annual Report on Form 10-K for the year ended Dec. 31, 2013 and our 2014 quarterly reports on Form 10-Q. These materials are available at www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. The forward-looking statements are made as of the date of this report and Lockheed Martin undertakes no obligation to update these statements after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Lockheed Martin Corporation dated July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: July 1, 2014	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Lockheed Martin Corporation dated July 1, 2014